EXHIBIT 10.21

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement, dated as of the     day of                     , 20    (the “Grant Date”), between FairPoint Communications, Inc., a Delaware corporation (the “Company”), and the grantee whose name appears on Schedule A hereto (the “Grantee”), is being entered into pursuant to the FairPoint Communications, Inc. 2008 Long Term Incentive Plan (the “Plan”).  Capitalized terms used herein without definition have the meaning given in the Plan.

1.                                       Grant of Restricted Stock.  The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof (the “Grant Date”), of the number of Shares specified on Schedule A hereto under the heading “Restricted Stock.”  All Shares received by the Grantee under this Agreement are subject to the restrictions contained herein and are referred to as “Restricted Stock.”  This Agreement is subordinate to, and the terms and conditions of the Restricted Stock granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

2.                                       Vesting of Restricted Stock.

(a)                                  Restricted Period.  Except for transfers to Permitted Transferees approved by the Committee and transfers by will or by the laws of descent and distribution, the Restricted Stock granted hereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise directly or indirectly encumbered or disposed of until the end of the Period of Restriction.  Subject to the Grantee’s continuous employment with the Company or a Subsidiary, and except as provided in Section 2(b)(i) hereof or Article IX of the Plan, the Period of Restriction shall lapse, and the Restricted Stock shall become vested, according to the schedule set forth below:

Date	% of Restricted Stock Becoming Vested
%
%

(b)                                 Termination of Employment.  Notwithstanding anything contained in this Agreement to the contrary, (i) if the Grantee’s employment is terminated by reason of a Qualifying Termination of Employment during the Period of Restriction, a pro rata portion of any Shares underlying the Restricted Stock shall become vested and nonforfeitable, based upon the percentage of which the numerator is the portion of the Period of Restriction that expired prior to the Grantee’s termination and the denominator is the number of days in the Period of Restriction, and the remaining Restricted Stock for which the Period of Restriction has not then expired shall be forfeited and canceled as of the date of such termination, (ii) if the Grantee’s employment is terminated because of the Grantee’s death during the Period of Restriction, any Shares underlying the Restricted Stock shall become vested and nonforfeitable, and (iii) if the Grantee’s employment is terminated for any reason other than death or a Qualifying Termination of Employment during the Period of Restriction, any Restricted Stock held by the Grantee for which the Period of Restriction has not then expired shall be forfeited and canceled as of the date of such termination.

(c)                                  Failure to Relocate to the Charlotte, North Carolina Area.  Notwithstanding anything contained in this Agreement to the contrary, if the Grantee fails to relocate his principal residence to the Charlotte, North Carolina metropolitan area by August 31, 20   , any Restricted Stock held by the Grantee for which the Period of Restriction has not then expired shall be forfeited and canceled as of August 31, 20   .

(d)                                 Committee Discretion.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the expiration date of the Period of Restriction with respect to any Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3.                                       Grantee’s Representations, Warranties and Covenants.

(a)                                  Investment Intention.  The Grantee represents and warrants that the Restricted Stock has been, and any Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Grantee further understands, acknowledges and agrees that the Restricted Stock, and any Shares, may not be transferred, sold, pledged, hypothecated or otherwise disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

4.                                       Grantee’s Rights with Respect to Restricted Stock.

(a)                                  Rights as Stockholder.  The Grantee shall have, with respect to all Restricted Stock, the right to vote such Restricted Stock and the right to receive dividends, but shall otherwise enjoy none of the rights of a stockholder unless and until the expiration of the Period of Restriction with respect to such Restricted Stock.  Any securities issued to or received by the Grantee with respect to Restricted Stock as a result of a stock split, a combination of shares or any other change or exchange of the Restricted Stock for other securities, by reclassification, reorganization, distribution, liquidation, merger, consolidation, or otherwise, shall have the same status, be subject to the same restrictions and bear the same legend as the Shares of Restricted Stock such securities are issued for, and shall be held by the Company for as long as the Shares of  Restricted Stock such securities are issued for are so held, unless otherwise determined by the Committee.

(b)                                 Legend.  Until the expiration of the Period of Restriction, each certificate evidencing Shares subject to the Grantee’s Restricted Stock shall be registered in the Grantee’s name and shall bear the following legend:  “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE FAIRPOINT COMMUNICATIONS, INC. 2008 LONG TERM INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO THEREUNDER, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN AND AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

5.                                       Change in Control.  In the event of a Change in Control, all of the Grantee’s Shares of Restricted Stock shall be treated in accordance with the provisions of Article IX of the Plan.

6.                                       Section 409A of the Code.  In connection with the Grantee’s termination of employment, the settlement of the Grantee’s Restricted Stock shall not be made before the first business day that is six months and one day after the date of the Grantee’s termination of employment (or, if earlier, upon death) if the Committee reasonably believes the Grantee is a “specified employee” (within the meaning of Section 409A of the Code) and the Restricted Stock is subject to Section 409A(a)(2)(B) of the Code.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Committee may in its absolute discretion alter or amend any of the provisions of this Agreement if such alteration or amendment would be required to comply with Section 409A of the Code or any regulations promulgated thereunder.

7.                                       Miscellaneous.

(a)                                  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)                                 Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(c)                                  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Grantee without the prior written consent of the other party; provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.

(d)                                 Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

(e)                                  Severability; Blue Pencil.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(f)                                    Tax Withholding.  The Company shall have the right to deduct from all amounts paid to Grantee in cash or otherwise (including with respect to dividends paid on Grantee’s Restricted Stock) any taxes required by law to be withheld.  Further, to the extent required by law, the Company shall deduct from Grantee’s pay any taxes on dividends received by Grantee with respect to the Restricted Stock and shall report such dividends on Grantee’s W-2 statement as ordinary income.

(g)                                 Consent to Electronic Delivery.  By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock via Company web site or other electronic delivery.

(h)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

— Signature page follows —

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date.

FAIRPOINT COMMUNICATIONS, INC.

By:

GRANTEE

Schedule A

Grantee
Grant Date
Total Number of Shares of Restricted Stock Which Have Been Granted

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                                       , hereby assigns and transfers to the Secretary of FairPoint Communications, Inc., a Delaware corporation (the “Company”),             shares of common stock, par value $.01 per share, of the Company, standing in the undersigned’s name on the books of the Company, represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:                                                      ,